[Exhibit 16]



June 8, 2004


Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

We  have  been furnished with a copy of the  response  to
Item 4 of Form 8-K for the event that occurred on June 3,
2004,   to   be   filed  by  our  former  client,   Giant
Motorsports, Inc. We agree with the statements made in response to that item, insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP

BDO Seidman, LLP
1700 Market Street, 29th Floor
Philadelphia, P.A. 19103